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                                                                    EXHIBIT 10.6


                           TECHNOLOGY RIGHTS AGREEMENT

          This Agreement entered into this 1st day of October, 1997 by and among EMC Corporation ("EMC"), a Massachusetts corporation, McDATA Holdings Corporation ("Holdings"), a Delaware corporation and McDATA Corporation ("New McDATA"), a Delaware corporation.

          WHEREAS, the parties desire to acknowledge the rights and interest in technology belonging to each other;

          WHEREAS, Holdings has a number of agreements with IBM Corporation ("IBM") to exclusively provide selected high performance switching products to IBM ("IBM Agreements"), and Holdings requires assistance from New McDATA to provide and support such products;

          WHEREAS, New McDATA is willing to support EMC and Holdings for products (as hereinafter defined) sold to IBM under such agreements, and

          WHEREAS, the parties wish to make certain other agreements;

          NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS.

          1.1 OldCo Technology shall mean high performance connectivity products including ESCON and Fibre Channel used primarily in information switching applications.

          1.2 EMC Technology shall mean enterprise storage products including ICDA and software applications used primarily in computer and network based applications.

          1.3  Effective Date shall mean the date of the Asset Transfer
Agreement.


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          1.4  ESCON Products shall mean the high performance ESCON connectivity products which are or will be cited in the IBM Agreements.

2.   ASSIGNMENT OF RIGHTS.

          2.1 Subject to the rights retained in Section 2.3 below, Holdings agrees, as of the Effective Date, to transfer, grant, convey and assign to New McDATA all right, title and interest in and to all OldCo Technology except for any connectivity technology related to storage products gained from EMC. Such ownership of OldCo Technology includes all patents, patent applications, patentable inventions, trade secrets, trademarks, trade names, service marks, copyrights, technology licenses, know-how, confidential information, shop rights and all other intellectual property rights embodied in OldCo Technology.

          2.2 EMC retains and owns all right, title and interest in and to all EMC Technology. Such ownership includes all patents, patent applications, patentable inventions, trade secrets, trademarks, trade names, service marks, copy rights, technology licenses, know-how, confidential information, shop rights and all other intellectual property rights embodied in EMC Technology.

          2.3 Holdings retains and reserves for its and its parent's (EMC) own benefit, the nonexclusive, irrevocable, royalty-free, nonassignable rights and license to make, use and sell all OldCo Technology including the right to sublicense others to do any or all of the same, except that Holdings and EMC shall have no license to any of the trademarks and service marks rights assigned to New McDATA which exclusively shall belong to New McDATA, and further provided that, except for ESCON Products, Holdings and EMC and their sublicensees may only embed OldCo Technology as additional functionality into EMC's current and further storage products.

3.   SUBSEQUENT CONDITIONS.

          3.1 Notwithstanding Section 2, upon the expiration or termination of an agreement that requires sale of a product or products exclusively to IBM, New McDATA shall work exclusively with Holdings to make available for sale or lease to third parties any ESCON Products, as reasonably modified for general availability, now permitted to be sold or leased to third parties ("Permitted ESCON Products"). Both parties agree to negotiate in good faith a minimum annual sales goal for Holdings to maintain such exclusivity.


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          3.2  For so long as New McDATA and Holdings work on Permitted ESCON
Products as provided in section 3.1 above, New McDATA shall own any improvements to the OldCo Technology made by New McDATA employees embodied in Permitted ESCON Products. New McDATA grants to EMC and Holdings an irrevocable, worldwide, royalty-free, nonexclusive license, with the right to sublicense others, to make, use and sell such improved OldCo Technology, subject to the same restrictions set forth in Section 2.

          3.3 Should New McDATA fail to supply products which fulfill the contractual commitment(s) of Holdings to IBM, New McDATA agrees: (1) to grant to Holdings and IBM a license to all New McDATA intellectual property rights necessary to fulfill Holdings' contractual commitments to IBM pursuant to manufacturing rights provisions in the IBM Agreements and (2) to provide to Holdings and IBM all documentation and information necessary to manufacture the products and fulfill Holdings' obligations and IBM's requirements pursuant to manufacturing rights provisions and within the contractual timeframe in the IBM Agreements.

          3.4 Nothing in this Agreement shall restrict the ability of any party's employees who have, in the past, rightfully been exposed to the Confidential Information of the other party to use trade secrets contained in such Confidential Information in the normal course of their duties; provided however, that the user of such trade secret do what is ordinary and reasonable to maintain such trade secret status.

4.   PAYMENTS.

          4.1 No payments shall be due from EMC or Holdings to New McDATA for any use of the OldCo Technology in any ESCON product made and sold for or by EMC or Holdings to third parties.

          4.2 EMC shall negotiate in good faith with New McDATA compensation for the use of OldCo Technology in any Fibre Channel product made and sold for or by EMC or Holdings to third parties. The negotiation shall be arm's length and the compensation shall be based solely on the value of the added functionality provided by the OldCo Technology.


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5.   NONCOMPETITION CLAUSE.

          5.1 For a period of three (3) years from the date of this Agreement, EMC and Holdings agree that they will not develop or manufacture high performance connectivity products competitive to New McDATA. For the same period, New McDATA agrees that it will not develop or manufacture enterprise storage products competitive to EMC.

          5.2 Nothing in this Section shall preclude any of the parties from acquiring competitive products from third parties.

6.   CONFIDENTIALITY.

          6.1 "Confidential Information" shall mean information or materials provided by one party to the other which are in tangible form and labeled "confidential" or the like, or, if disclosed orally, are identified as being confidential at the time of disclosure and are followed up within two (2) weeks in a tangible form that is appropriately labeled. Confidential Information shall not include information or materials that (1) were, on the effective date of this Agreement, generally known to the public; or (2) become generally known to the public after the effective date of this Agreement other than as a result of the act or omission of the receiving party; or (3) were rightfully known to the receiving party prior to that party receiving same from the disclosing party; or
(4) are or were disclosed by the disclosing party to a third party generally without restriction on disclosure; or (5) the receiving party lawfully received from a third party without that third party's breach of agreement of obligation of trust; or (6) are independently developed by the receiving party or (7) are disclosed in response to a valid order by a court or other governmental body or is otherwise required by law to be disclosed.

          6.2 The receiving party shall not (1) make Confidential Information available to any of its employees or consultants who do not have a "need to know" in order to carry out the purposes of this Agreement or are not bound by confidentiality provisions similar to those in this Agreement; (2) disclose any Confidential Information to any third party; or (3) use Confidential
Information for any purpose other than contemplated by this Agreement. The receiving party shall be held to the same standard of care it applies to its own information and materials of a similar nature.

          6.3 All Confidential Information disclosed under this Agreement shall remain the property of the disclosing party. Further, no license under any


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patent or other intellectual property right is granted or conveyed by one party disclosing Confidential Information to another party.

          6.4 Termination of this Agreement shall not relieve a party of its obligations to maintain in confidence the Confidential Information from the other parties, which obligation shall continue for a period of three (3) years from the date of the disclosure under this Agreement.

7.   ASSURANCES.

          7.1 Each party agrees to execute and deliver any instruments or documents and take such further actions as necessary to evidence more fully the ownership and licensing of rights provided herein.

          7.2  Each party agrees to:

          a. Execute and acknowledge and deliver any affidavits or documents regarding the respective technology of the parties,

          b. Provide testimony in connection with any proceeding affecting the right, title, interest or benefit of the parties to the technology,

          c. Perform any other acts deemed necessary to carry out the intent of this Agreement.

8.   MISCELLANEOUS.

          8.1 This Agreement shall be governed by the laws of the State of Delaware.

          8.2 Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other.

          8.3 Each party agrees to indemnify and hold harmless the other parties for any causes of action, claims or other demands related to their technology or products except that New McDATA does not indemnify EMC or Holdings with respect to any products made by or for EMC or Holdings for which New McDATA receives no compensation.

          8.4 The OldCo Technology, ESCON Products and Permitted ESCON Products are provided "AS IS" without any warranties of any kind, either expressed or implied. NEW McDATA EXPRESSLY DISCLAIMS THE IMPLIED


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WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR
NONINFRINGEMENT WITH RESPECT TO THE OLDCO TECHNOLOGY, ESCON PRODUCTS AND PERMITTED ESCON PRODUCTS OR ITS USE BY EMC OR HOLDINGS.

          8.5 IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES OR ANY OTHER THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOST SALES, ARISING OUT OF THIS AGREEMENT, WHETHER THE CLAIM IS BASED IN TORT OR CONTRACT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          8.6 This Agreement in conjunction with the Asset Transfer Agreement, Service Agreement and other concurrently executed agreements among the parties constitutes the entire agreement between the parties with respect to the subject matter hereof, and it supersedes any prior or contemporaneous written or oral agreement. This Agreement shall not be modified except by a signed, written agreement dated subsequently.

AGREED AND ACCEPTED

EMC Corporation                                  New McDATA Corporation

By:  /s/ Edward L. Breslow                       By: /s/ John F. Mcdonnell
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Title:  V.p. Corporate and Business Development  Title:_________________________
      -----------------------------------------

Date:_________________________________           Date:__________________________

McDATA Holdings Corporation

By: /s/ Edward L. Breslow
   -----------------------------------

Title: Vice President
      --------------------------------

Date:_________________________________


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